Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statement on Form F-3 and related prospectus of B.O.S Better Online Solutions Ltd. (“BOS”) (File No. 333-130048) and into the Registration Statements of BOS on Form S-8 (Nos. 333-136957, 333-110696, 333-100971 and 333-11650) of our report dated March 31, 2008, with respect to the consolidated financial statements of Lynk USA Inc., included in this Annual Report on Form 20-F for the year ended December 31, 2007.

/s/ ARIK ESHEL, CPA & ASSOC., PC ARIK ESHEL, CPA & ASSOC., PC

June 26, 2008